Exhibit 99.5

First Symetra National Life Insurance Company of New York
[330 Madison Avenue, 9th Floor | New York, NY 10017 | P 1-800-796-3872]
[Mailing Address: Ret Svcs – New Business | PO Box 7903 | London, KY 40742-7903]
[TTY/TDD 1-800-833-6388]

FIRST Symetra [Focus] VARIABLE Annuity Application

Owner All policyholder correspondence will be sent to this address.	Name (first, middle initial, last)					SSN/TIN
	Address (number and street, city, state, zip)					Phone No. (include area code)
	Date of Birth	Trust ☐	Sex ☐ M ☐ F

Joint Owner Optional, nonqualified annuities only.	Name (first, middle initial, last)					SSN/TIN
	Address (number and street, city, state, zip)					Phone No. (include area code)
	Date of Birth	Trust ☐	Sex ☐ M ☐ F

Annuitant If different from the owner(s). Nonqualified annuities only.	Name (first, middle initial, last)					SSN/TIN
	Address (number and street, city, state, zip)					Phone No. (include area code)
	Date of Birth	Trust ☐	Sex ☐ M ☐ F
Owner’s Beneficiary Designation In the event of death of owner, surviving joint owner becomes primary beneficiary.

Beneficiary(ies)		Name (first, middle initial, last)		SSN	Relationship to Owner	Percentage(%)
List any additional beneficiaries on a separate page, signed and dated by the owner(s). Percentages must equal 100%. P - primary C - contingent	☐P ☐P ☐C

Plan Type	☐ IRA ☐ SEP IRA*		☐ Roth IRA* ☐ SIMPLE IRA*	☐ Nonqualified		☐ 403(b) TSA
	Initial Purchase Payment $ * First tax year contribution made: Year			Initial Purchase Payment $

Transfer Information If applicable.	☐ IRC 1035 Exchange	☐ Non-Direct Rollover		☐ Direct Rollover		☐ Direct Transfer (please submit form LP-1278/NY)

TSA, SEP and SIMPLE Plans only	Employer Name
Investment Instructions

Purchase Payments may initially be allocated to the [Fidelity VIP Money Market Initial Class] and then will be allocated according to your investment instructions below. Use only whole percentages and the totals must equal 100%.

Column 1: Initial Purchase Payment		Column 2: Subsequent Purchase Payments		Column 3: Scheduled Transfers		Investment Options
	%		%		%	[Fidelity VIP Money Market-Initial Class]
	%		%		%	[Vanguard VIF International Portfolio-Investor Class]
	%		%		%	[Vanguard VIF REIT Portfolio-Investor Class]
	%		%		%	[Vanguard VIF Mid-Cap Portfolio-Investor Class ]
	%		%		%	[Vanguard VIF Total Stock Market Portfolio- Investor Class ]
	%		%		%	[Fidelity VIP Index 500-Initial Class]
	%		%		%	[Vanguard VIF High Yield Bond Portfolio-Investor Class]
	%		%		%	[Vanguard VIF Total Bond Market Portfolio-Investor Class]
	%		%		%	[Vanguard VIF Balanced Portfolio-Investor Class ]
	%		%		%	[Ibbotson Aggressive Growth ETF Asset Allocation-Class 1]
	%		%		%	[Ibbotson Growth ETF Asset Allocation-Class 1]
	%		%		%	[Ibbotson Balanced ETF Asset Allocation-Class 1]
	%		%		%	[Ibbotson Income and Growth ETF Asset Allocation-Class 1]
	%		%		%	[Ibbotson Conservative ETF Asset Allocation-Class 1]

Scheduled Transfers

☐    Dollar Cost Averaging: I elect to transfer $                              ($500 minimum) from the                                Sub-Account    monthly ☐ or quarterly ☐ to the Sub-Accounts listed above in “Column 3: Scheduled Transfers”. The minimum amount of transfer into a Sub-Account is $50.

☐    Appreciation Sweep ($10,000 minimum money market account value required): I elect to have the appreciation of the [Fidelity VIP Money Market Initial Class] transferred ☐ monthly  or ☐ quarterly or
☐ semi-annually or  ☐ annually to the Sub-Accounts listed above in “Column 3: Scheduled Transfers”.  Appreciation Sweep cannot be used to transfer money to the   [Fidelity VIP Money Market Initial Class].

☐    Sub-Account Rebalancing ($10,000 minimum contract value required): I elect to rebalance the portion of my contract value  ☐ quarterly or ☐ semiannually or ☐ annually according to the percentages listed above in “Column 3: Scheduled Transfers”.

Optional Rider

☐    Guaranteed Minimum Death Benefit Age Extension Rider – This extends the guaranteed minimum death benefit to age 95. It is only available at the time of purchase. Once selected, it cannot be revoked. In order to select this rider, the Owner must be under age 75. There is an annual charge for this rider. See the prospectus or Contract for complete details.

Owner’s Statement and Signatures

Have you received a current prospectus?    ☐ Yes    ☐ No

Do you have any existing life insurance or annuity contracts with this or any other company?

☐ Yes    ☐ No

Will this contract replace any existing annuity or insurance contract with this or any other company?

☐ Yes (complete the following and submit a New York replacement form)    ☐ No

	Company Name	Contract No.
	Company Name	Contract No.

I declare that the statements and answers on this application are full, complete, and true, to the best of my knowledge and belief, and shall form a part of the annuity contract issued hereon.  I understand and agree that any fees or taxes will be deducted from my purchase payments or contract value, as applicable.

I understand that when benefits are based on investment performance of the Separate Account, the dollar amounts of any benefits are on a variable basis and may increase or decrease based on the experience of the Separate Account. I understand they cannot be predicted or guaranteed as to fixed dollar amount. With this in mind, I believe that the Contract is consistent with my financial needs.

	Owner’s Signature	Joint Owner’s Signature (if applicable)

	Signed at (city, state)	Date
Agency Statement Mail contract directly to: ☐ Owner ☐ Agent’s office for delivery to owner

To the best of your knowledge does the owner have any existing annuity or life insurance policy or contract?

☐ Yes (complete a New York replacement form)    ☐ No

Do you have any reason to believe the annuity applied for will replace or change any existing annuity or life insurance?

☐ Yes (complete a New York replacement form)    ☐ No

Did the agent/registered representative present and leave the applicant insurer-approved sales material?

☐ Yes    ☐ No

Explanation of  how this Contract meets the Owner’s financial objectives and risk profile:

I have reviewed the applicant’s financial status and objective and find this coverage is appropriate for his/her needs.

	Licensed Agent’s Signature and Date	Agency Name and Phone No.

	Licensed Agent (print name)	State License No.	Agent No.